EXHIBIT 23.1

Consent of Independent Public Accounting Firm

We consent to the use in this Form 8-K/A of OMNI Energy Services Corp. of our report dated April 4, 2006 on the Financial Statements of Preheat, Inc. as of and for the years ended December 31, 2005 and 2004, filed with the Securities and Exchange Commission on May 3, 2006.

/s/ Arsement, Redd & Morella, L.L.C.

Lafayette, Louisiana

May 3, 2006